Exhibit 99.1

FOR IMMEDIATE RELEASE

BV Financial, Inc. Announces Completion of the Community Offering

Baltimore, Maryland, July 18, 2023 — BV Financial, Inc. (the “Company”) (OTC Pink: BVFL), the holding company for BayVanguard Bank, announced today that that the community offering in connection with the conversion of Bay-Vanguard, M.H.C., Inc. from mutual to stock form was completed today in accordance with the terms of the Company’s prospectus dated May 15, 2023, as supplemented by a prospectus supplement dated June 23, 2023.

Orders for $97,989,800 (9,798,980 shares) of the Company’s common stock were received in the subscription offering and community offering.  Subject to regulatory approval, the Company intends to close the offering at this amount, which is slightly above the minimum of the offering range (9,775,000 shares).

The closing of the offering and conversion remains subject to customary regulatory approvals and the satisfaction of customary closing conditions.  Final results of the offering and the anticipated closing date will be announced following receipt of all regulatory approvals to complete the transaction.

About BV Financial, Inc.

BV Financial, Inc. is the parent company of BayVanguard Bank. BayVanguard Bank is headquartered in Baltimore, Maryland with 15 banking offices in the Baltimore metropolitan area and the Eastern Shore of Maryland. BayVanguard Bank is a full-service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the final approval of the Board of Governors of the Federal Reserve for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; risks related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the SEC, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

David M. Flair and Timothy L. Prindle
Co-President and Chief Executive Officers
BV Financial, Inc.
(410) 477-5000